     AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON APRIL 9, 2001

                                                   REGISTRATION NO. 333-
================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM S-8

                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                                  ZONAGEN, INC.
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

                  DELAWARE                                   76-0233274
       (STATE OR OTHER JURISDICTION OF                    (I.R.S. EMPLOYER
       INCORPORATION OR ORGANIZATION)                    IDENTIFICATION NO.)

      2408 TIMBERLOCH PLACE, SUITE B-4
            THE WOODLANDS, TEXAS                                77380
   (ADDRES OF PRINCIPAL EXECUTIVE OFFICES)                    (ZIP CODE)

                  2000 NONEMPLOYEE DIRECTORS' STOCK OPTION PLAN
                        2000 EMPLOYEE STOCK PURCHASE PLAN
                            (FULL TITLE OF THE PLANS)

                               JOSEPH S. PODOLSKI
                      PRESIDENT AND CHIEF EXECUTIVE OFFICER
                        2408 TIMBERLOCH PLACE, SUITE B-4
                           THE WOODLANDS, TEXAS 77380
                     (NAME AND ADDRESS OF AGENT FOR SERVICE)
                                 (281) 719-3400
          (TELEPHONE NUMBER, INCLUDING AREA CODE, OF AGENT FOR SERVICE)

                               ------------------

                                    COPY TO:
                             JEFFREY R. HARDER, ESQ.
                             ANDREWS & KURTH L.L.P.
                        2170 BUCKTHORNE PLACE, SUITE 150
                           THE WOODLANDS, TEXAS 77380
                                 (713) 220-4801

                               ------------------

                         CALCULATION OF REGISTRATION FEE

===================================================================================================================

                                                                                    PROPOSED MAXIMUM
                                                  AMOUNT         PROPOSED MAXIMUM       AGGREGATE       AMOUNT OF
                                                  TO BE           OFFERING PRICE     OFFERING PRICE    REGISTRATION
       TITLE OF PLAN TO BE REGISTERED          REGISTERED(1)      PER SHARE (2)            (2)             FEE
===================================================================================================================
2000 Nonemployee Directors' Stock Option
  Plan                                         500,000 shares         $2.81            $1,405,000        $351.25
-------------------------------------------------------------------------------------------------------------------
2000 Employee Stock Purchase Plan              150,000 shares         $2.81             $421,500         $105.38
===================================================================================================================

(1) Pursuant to Rule 416 of the Securities Act, this number includes an indeterminate number of additional shares that may be issued under the above-referenced plans as a result of anti-dilution provisions, stock splits, stock dividends or similar transactions.

(2) Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(c) and (h), based upon the average of the high and low sales prices per share of the Registrant's Common Stock reported on The Nasdaq National Market on April 3, 2001.

================================================================================

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3.  INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE.

         Zonagen, Inc. (the "Company") incorporates herein by reference the following documents as of their respective dates as filed with the Securities and Exchange Commission (the "Commission"):

                  (a) The Company's Annual Report on Form 10-K (File No. 0-21198) for the year ended December 31, 2000;

                  (b) The description of the Company's common stock, par value $0.001 per share (the "Common Stock"), contained in the Company's Registration Statement on Form 8-A filed with the Commission on February 2, 1993, as amended by Amendment No. 1 thereto filed with the Commission on February 12, 1993 and Amendment No. 2 thereto filed with the Commission on March 25, 1993.

         All documents filed by the Company pursuant to Section 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), after the date of this Registration Statement and prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all such securities then remaining unsold shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing such documents.

ITEM 4.  DESCRIPTION OF SECURITIES.

         The information required by Item 4 is not applicable to this Registration Statement because the class of securities to be offered is registered under Section 12 of the Exchange Act.

ITEM 5.  INTERESTS OF NAMED EXPERTS AND COUNSEL.

         The information required by Item 5 is not applicable to this Registration Statement.

ITEM 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

         Section 145 of the Delaware General Corporation Law ("DGCL"), inter alia, empowers a Delaware corporation to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding (other than an action by or in the right of the corporation) by reason of the fact that such person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. Similar indemnity is authorized for such persons against expenses (including attorneys' fees) actually and reasonably incurred in connection with the defense or settlement of any such threatened, pending or completed action or suit if such person acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and provided further that (unless a court of competent jurisdiction otherwise provides) such person shall not have been adjudged liable to the corporation. Any such indemnification may be made only as authorized in each specific case upon a determination by the stockholders or disinterested directors or by independent legal counsel in a written opinion that indemnification is proper because the indemnitee has met the applicable standard of conduct.

         Section 145 further authorizes a corporation to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation or enterprise, against any liability asserted against him and incurred by him in any such capacity, or arising out of his status as such, whether or not the corporation would otherwise have the power to indemnify him under Section 145. The Company maintains policies insuring its and its subsidiaries' officers and directors against certain liabilities for actions taken in such capacities, including liabilities under the Securities Act of 1933, as amended (the "Securities Act").

         The Company's Restated Certificate of Incorporation and Restated Bylaws require the Company to indemnify the Company's directors to the fullest extent permitted under Delaware law or any other applicable law in effect, but if such statute or law is amended, the Company may change the standard of indemnification only to the extent that such amended statute or law permits the Company to provide broader indemnification rights to the Company's directors. Pursuant to employment agreements entered into by the Company with its executive officers and certain other key employees, the Company must indemnify such officers and employees in the same manner and to the same extent that the Company is required to indemnify its directors under its Restated Certificate of Incorporation and Restated Bylaws. The Company's Restated Certificate of Incorporation limits the personal liability of a director to the Company or its stockholders to damages for breach of the director's fiduciary duty.

ITEM 7.  EXEMPTION FROM REGISTRATION CLAIMED.

         The information required by Item 7 is not applicable to this Registration Statement.

ITEM 8.  EXHIBITS.

     Exhibit
     Number       Description
     -------      -----------

     3.1(a)+ Restated Certificate of Incorporation (incorporated by reference to Exhibit 3.3 to the Company's Registration Statement on Form SB-2 (No. 33-57728-FW)).

     3.1(b)+ Certificate of Designation of Series One Junior Participating Preferred Stock dated September 2, 1999 (incorporated by reference to Exhibit A to Exhibit 4.1 to the Company's Registration Statement on Form 8-A as filed with the Commission on September 3, 1999).

     3.2+ Restated Bylaws (incorporated by reference to Exhibit 3.4 to the Company's Registration Statement on Form SB-2
                  (No. 33-57728-FW)).

     4.1+ Zonagen, Inc. 2000 Nonemployee Directors' Stock Option Plan (incorporated by reference to Appendix A to the Company's proxy statement filed on April 26, 2000).

     4.2+ First Amendment to the Zonagen, Inc. 2000 Nonemployee Directors' Stock Option Plan (incorporated by reference to
                  Exhibit 10.21 to the Company's annual report on Form 10-K for the fiscal year ended December 31, 2000).

     5.1*         Opinion of Andrews & Kurth L.L.P.

    23.1*         Consent of Andrews & Kurth L.L.P. (included in Exhibit 5.1).

    23.2*         Consent of Arthur Andersen LLP.

    24.1* Power of Attorney (set forth on the signature page contained in Part II of this Registration Statement).
------------
+ Incorporated herein by reference.
* Filed herewith.

ITEM 9.  UNDERTAKINGS.

         (a)      The undersigned registrant hereby undertakes:

              (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

                  (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

                  (ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high and of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement;

                  (iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in this Registration Statement;

         Provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Company pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the Registration Statement.

              (2) That, for the purpose of determining any liability under the
                  Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

              (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         (b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Company's annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Company pursuant to the foregoing provisions, or otherwise, the Company has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Company of expenses incurred or paid by a director, officer or controlling person of the Company in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Company will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in The Woodlands, Texas, on the 6th day of April, 2001.

                                        ZONAGEN, INC.

                                        By: /s/ Joseph S. Podolski
                                           -------------------------------------
                                           Joseph S. Podolski
                                           President and Chief Executive Officer

                                POWER OF ATTORNEY

         KNOW ALL MEN BY THESE PRESENTS, that each of the undersigned officers and directors of Zonagen, Inc. (the "Company") hereby constitutes and appoints Joseph S. Podolski and Louis Ploth, Jr., and each of them (with full power to each of them to act alone), his true and lawful attorney-in-fact and agent, with full power of substitution, for him and on his behalf and in his name, place and stead, in any and all capacities, to sign, execute and file this Registration Statement under the Securities Act of 1933, as amended, and any or all amendments (including, without limitation, post-effective amendments), with all exhibits and any and all documents required to be filed with respect thereto, with the Securities and Exchange Commission or any regulatory authority, granting unto such attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in order to effectuate the same, as fully to all intents and purposes as he himself might or could do if personally present, hereby ratifying and confirming all that such attorneys-in-fact and agents, or any of them, or their substitute or substitutes, may lawfully do or cause to be done.

         PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, THIS REGISTRATION STATEMENT HAS BEEN SIGNED BY THE FOLLOWING PERSONS IN THE CAPACITIES AND ON THE DATES INDICATED.

                 SIGNATURE                                        TITLE                                DATE
    /s/ Martin P. Sutter                              Chairman of the Board of Directors            April 6, 2001
    --------------------------------
        Martin P. Sutter

    /s/ Joseph S. Podolski                           President, Chief Executive Officer             April 6, 2001
    --------------------------------                          and Director
        Joseph S. Podolski                             (Principal Executive Officer)

    /s/ Louis Ploth, Jr.                                   Vice President-Finance,                  April 6, 2001
    --------------------------------               Chief Financial Officer and Secretary
        Louis Ploth, Jr.                        (Principal Accounting and Financial Officer)

    /s/ Steven Blasnik                                            Director                          April 6, 2001
    --------------------------------
        Steven Blasnik

    /s/ Timothy McInerney                                         Director                          April 6, 2001
    --------------------------------
        Timothy McInerney

    /s/ Lloyd M. Bentsen                                          Director                          April 6, 2001
    --------------------------------
        Lloyd M. Bentsen

                                 EXHIBIT INDEX

     Exhibit
     Number       Description
     -------      -----------

     3.1(a)+ Restated Certificate of Incorporation (incorporated by reference to Exhibit 3.3 to the Company's Registration Statement on Form SB-2 (No. 33-57728-FW)).

     3.1(b)+ Certificate of Designation of Series One Junior Participating Preferred Stock dated September 2, 1999 (incorporated by reference to Exhibit A to Exhibit 4.1 to the Company's Registration Statement on Form 8-A as filed with the Commission on September 3, 1999).

     3.2+ Restated Bylaws (incorporated by reference to Exhibit 3.4 to the Company's Registration Statement on Form SB-2
                  (No. 33-57728-FW)).

     4.1+ Zonagen, Inc. 2000 Nonemployee Directors' Stock Option Plan (incorporated by reference to Appendix A to the Company's proxy statement filed on April 26, 2000).

     4.2+ First Amendment to the Zonagen, Inc. 2000 Nonemployee Directors' Stock Option Plan (incorporated by reference to
                  Exhibit 10.21 to the Company's annual report on Form 10-K for the fiscal year ended December 31, 2000).

     5.1*         Opinion of Andrews & Kurth L.L.P.

    23.1*         Consent of Andrews & Kurth L.L.P. (included in Exhibit 5.1).

    23.2*         Consent of Arthur Andersen LLP.

    24.1* Power of Attorney (set forth on the signature page contained in Part II of this Registration Statement).
------------
+ Incorporated herein by reference.
* Filed herewith.